-------------------------------------------------------------------------------
                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549



                                    FORM 8-K


                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported) January 7, 1998

                             PATTERSON ENERGY, INC.

             (Exact name of registrant as specified in its charter)

         DELAWARE                     0-22664                  75-2504748
(State or other jurisdiction        (Commission             (I.R.S. Employer
    of incorporation)               File Number)           Identification No.)

     P.O. BOX 1416, 4510 LAMESA HIGHWAY, SNYDER, TEXAS           79549

   (Address of principal executive offices)                    (Zip Code)

                                 (915) 573-1104

              (Registrant's telephone number, including area code)

                                   No Change

         (Former name or former address, if changed since last report.)
-------------------------------------------------------------------------------

ITEM 5.   OTHER EVENTS.

        On January 7, 1998, the Registrant issued the following press release:

            PATTERSON ENERGY, INC. EXECUTES DEFINITIVE AGREEMENT TO
                          ACQUIRE LONE STAR MUD, INC.

SNYDER, Texas-(BUSINESS WIRE)-January 7, 1998-PATTERSON ENERGY, INC. (NASDAQ:PTEN) today announced that on January 5, 1998 the Company has executed a definitive agreement to acquire 100% of the stock of Lone Star Mud, Inc., a privately-owned Midland, Texas based oil field drilling fluids company. The purchase price consisted of $1.43 million in cash and 285,664 shares of Patterson common stock.

Lone Star Mud is a rapidly growing supplier of drilling muds for oil and gas drilling in Texas. Patterson intends to retain Lone Star's principals and most of its employees. Cloyce A. Talbott, Patterson's Chairman and Chief Executive Officer, stated, "Lone Star represents an attractive growth opportunity in a business closely related to Patterson's land-based drilling operations. Lone Star has a capable management and staff that will continue to oversee the company's activities."

Patterson Energy, Inc., a Snyder, Texas based energy company, is one of the leading providers of domestic land drilling services to major independent oil and natural gas companies and, to a lesser extent, is engaged in the development, exploration, acquisition and production of oil and natural gas. Patterson now has 99 land-based drilling rigs (92 of which are currently operable) and focuses its operations primarily in Texas and southeast New Mexico.

For further information, contact:

Patterson Energy, Inc.
Cloyce A. Talbott, Chairman and Chief Executive Officer
James C. Brown, Vice President-Finance and Chief Financial
Officer
915-573-1104

Shimmerlik Corporate Communications, Inc.
Warren M. Shimmerlik
New York, NY
212-247-5200

            4510 Lamesa Highway - Snyder, Texas 79549 - 915-573-1104

                                    SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                       PATTERSON ENERGY, INC.




Date:   January 7, 1998                By:   /s/ JAMES C. BROWN
                                             ---------------------------
                                                 James C. Brown
                                                 Vice President-Finance